SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          October 5, 2012
                          Date of Report
                  (Date of Earliest Event Reported)

                        MOXIAN CORPORATION
      (Exact Name of Registrant as Specified in its Charter)

                 HARDWOOD ACQUISITION CORPORATION
                     (Former Name of Registrant)

Delaware                       000-54591                00-0000000
(State or other          (Commission File Number)      (IRS Employer
jurisdiction                                          Identification No.)
of incorporation)

                       9/F Kam Chung Comm. Building
                         19-21 Hennessy Road
                         Wanchai, Hong Kong
                 (Address of Principal Executive Offices)

                    9454 Wilshire Boulevard, Suite 612
                       Beverly Hills, California 90212
               (Former Address of Principal Executive Offices)

                              852-5348 0986
                      (Registrant's Telephone Number)

ITEM 5.01 Changes in Control of Registrant

     On October 5, 2012, the following events occurred which resulted in a change of control of the Registrant:

     1. The Registrant redeemed an aggregate of 19,700,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,970.

     2. The then current officers and directors resigned as of the filing of this report.

     3. New officer(s) and director(s) were appointed and elected to take effect upon the resignation of the prior officers.

     The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on January 27, 2012 as supplemented by the Form 10-K filed March 28, 2012 and the Quarterly Report on Form 10-Q filed May 15, 2012 and as supplemented by the information contained in this report.

     The Registrant anticipates that it may effect a business combination with an Moxian Corporation (Asia). After such business combination, the company's mission is to create a platform for people to get connected socially around the world and stay connected with each other and their friends and family, business associates. Within Moxian, there will be other applications ("apps") covering games, e-bidding or e-auction, news, and so forth which will provide fun and joy users. Moxian will target users from around the world and anticipates that it will build its database by providing users with myriad interactive activities and games. Moxian's developers will use the Moxian Platform to build games and applications and a website that integrates with Moxian to connect with the people within the social network and to build products that are more socialized, engaging and personalized. The Company anticipates that advertises can engage Moxian's monthly active users or subsets of users based on information they have chosen to share via Moxian's e-auction by sponsoring items for bidding by users.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors

     On October 5, 2012, James M. Cassidy resigned as the Registrant's president, secretary and director.

     On October 5, 2012, James McKillop resigned as the Registrant's vice president and director.

     On October 5, 2012, the following persons were named as directors of the Registrant:

               Gilbert Che Chan Loke
               Chong Kuang Lee
               Galex Low
               Daniel K. N. Koh

     On October 5, 2012, Gilbert Che Chan Loke was appointed Chief Executive Officer of the Registrant.

     On October 5, 2012, Chong Kuang Lee was appointed Chief Financial Officer of the Registrant.

     Gilbert Che Chan Loke serves as Chief Executive Officer and a director of the Registrant. Gilbert Loke trained and qualified with Hacker Young, Chartered Accountants, one of the large accounting firms based in London, England between 1980 and 1988. His extensive experience in auditing, accounting and taxation had led him to join a Hong Kong company, as Special Assistant to the chief executive officer, which company specializes in the manufacturing of high precision electronic products for Japanese and American customers. Since 2004, Mr. Loke has been a regular traveler between Hong Kong and China which has provided him with broad exposures to China businesses, which the Registrant anticipates will help xto develop the business more effectively.

     Mr. Loke earned his Masters of Business Administration degree from Bulacan State University, Philippines, and earned his professional accountancy qualifications from the ACCA, AIA and HKICPA. He also earned other professional qualification from the HKICS, ICSA as a Chartered Secretary, FPAM Malaysia as a Certified Financial Planner and ATIHK as a Tax Adviser in Hong Kong. Mr. Loke is a director of the Moxian Group of Companies.

     Chong Kuang Lee serves as Chief Financial Officer and a director of the Registrant. Mr. Lee started his professional career with Siva Tan
& Co., a chartered accountant firm in Malaysia. In 2000, Mr. Lee spearheaded the accounting software business for UBS Software Malaysia in Hong Kong and in 2008, Mr. Lee obtained his Hong Kong residential permit. In 2012, Mr. Lee joined the Moxian Group of Companies and serves as a director.

     Mr. Lee is a qualified member of the Malaysia Institute of Accountants and earned his professional qualification from the Hong
Kong Institute of Certified Public Accountants. In 2006, Mr. Lee started the Green Pro Concept with the vision of a "cross border professional looking for green technology". In 2009, Mr. Lee established the Cross Border Business Association, a NGO established under the Hong Kong Society Act, to provide information and professional advice in cross border business. Due to the cross border nature of such business, Mr. Lee supports such clients by using Weld Asia Plartfom and Green Pro Platform to strengthen the clientele through the use of technology advancement and models for accounting and management solution purposes. This has led to the creation of Weld Asia CPA (HK) Limited in 2001, a limited liability company in partnership wiht Mr. Loke.

     Galex Low serves as a director of the Registrant. Mr. Low has more than 10 years distinguished performance in sales, marketing, business strategy, and consulting experience. He has a track record of driving sales and regenerating under-managed and under-invested businesses into profitable companies. Mr. Low began his career marketing online game software in Taiwan and Malaysia. Currently he is an "angel" investor and advisor; he mentors startups in China and around the Asia Pacific.
He was awarded the 9th Asia Pacific International Honesty Enterprise
Keris Award in 2009. Mr. Low is also involved in food and beverage chain stores and was recognized with the 10th Asia Pacific International Entrepreneur Excellence Award in 2011. Mr. Low founded Moxian Corporation in 2011, leading the launch of Moxian social media platform in China.
He is overseeing the global marketing and development of the corporation.

     Daniel K. N. Koh serves as a director of the Registrant. Mr. Koh is one of Malaysia's early Internet pioneers and has been instrumental in building numerous Internet portal presence internationally. As a B2B informediary, he was introduced to his first trade bulletin board system on the Internet in 1997 which, it turned out, was to be a discovery that would change his life. Between 1999 and 2001, he worked in "dot-com" companies and has seen these companies grow from an idea into multi-million dollar businesses. Mr. Koh has been assisting small to medium sized companies around the world to generate new business by use of the resources provided by the Internet.



                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


Date: October 5, 2012              /s/ James Cassidy
                                   President